Morgan Stanley Global Fixed Income Opportunities
Fund
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Saudi International Bond 2.375%
due 10/26/2021
Purchase/Trade Date:	10/19/2016
Offering Price of Shares: $99.007
Total Amount of Offering: $5,500,000,000
Amount Purchased by Fund: $3,560,000
Percentage of Offering Purchased by Fund: 0.065%
Percentage of Fund's Total Assets: 0.73%
Brokers: Citigroup, HSBC, J.P. Morgan, Bank of China,
BNP PARIBAS, Deutsche Bank, Goldman Sachs,
MUFG, Morgan Stanley, NCB Capital
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Delta Airlines Inc. 2.875% due
3/13/2020
Purchase/Trade Date: 3/9/2017
Offering Price of Shares: $99.727
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,725,000
Percentage of Offering Purchased by Fund: 0.173%
Percentage of Fund's Total Assets: 0.34%
Brokers: Barclays, Goldman, Sachs & Co., J.P. Morgan,
Morgan Stanley, BofA Merrill Lynch, Citigroup, Credit
Agricole CIB, Credit Suisse, Deutsche Bank Securities,
US Bankcorp, BNP PARIBAS, Guzman & Company,
Natixis, The Williams Capital Group, L.P., UBS
Investment Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.







Securities Purchased:  IAMGOLD Corp. 7.000% due
4/15/2025
Purchase/Trade Date: 3/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $555,000
Percentage of Offering Purchased by Fund: 0.139%
Percentage of Fund's Total Assets: 0.11%
Brokers: Citigroup, Morgan Stanley, Deutsche Bank
Securities, National Bank of Canada Financial Markets,
RBC Capital Markets, TD Securities
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  UBS Group Funding
(Switzerland)
Purchase/Trade Date: 3/16/2017
Offering Price of Shares: $99.998
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.035%
Percentage of Fund's Total Assets: 0.14%
Brokers: UBS Securities LLC, ABN AMRO Securities
(USA) LLC, BBVA Securities Inc., Barclays Capital
Inc., BMO Capital Markets Corp., Commonwealth Bank of Australia, Danske Markets Inc., ING Bank N.V., nabSecurities, LLC, RBC Capital Markets, LLC, RBS
Securities Inc., Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., Skandinaviska Enskilda
Banken AB (publ), TD Securities (USA) LLC, UniCredit
Bank AG, Wells Fargo Securities, LLC, Westpac
Banking Corporation, Academy Securities, Inc., BB&T
Capital Markets, a division of BB&T Securities, LLC.,
BNY Mellon Capital Markets, LLC, Citigroup Global
Markets Inc., Desjardins Securities Inc., Drexel
Hamilton, LLC, Fifth Third Securities, INc., Goldman,
Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mischler Financial Group, INc., Morgan
Stanley & Co. LLC, National Bank of Canada Financial
Inc., Societe Generale, Sun Trust Robinson Humphrey
Purchased from: UBS Securities LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.